Exhibit 10.2

8% ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

$3,500,000	December 6, 2022

FOR VALUE RECEIVED, AgEagle Aerial Systems, Inc., a Nevada corporation (the "Maker") promises to pay to the order of Alpha Capital Anstalt, or its registered assigns (the "Payee"), upon the terms set forth below, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000). which includes an original issue discount of 4%.

1.                  Payments.

(a) The unpaid principal amount under this Note shall be due on the earlier of: (i) December 31, 2024 (the "Maturity Date"); or (ii) the occurrence of an Event of Default (as defined below), unless due earlier in accordance with the terms of this Note.

(b) Maker may prepay, in whole or in part, the principal sum and interest under this Note without the prior written consent of Payee.

(c) Beginning June 1, 2023 and on the first business day of each month thereafter, Maker shall pay 1/20th of the original principal amount of this Note plus any accrued but unpaid interest, with any remaining principal plus accrued interest payable in full upon the Maturity Date. In addition, to the extent the Maker raises any equity capital (by private placement, public offering or otherwise), the Maker shall utilize 50% of the net proceeds from such equity financing to prepay this Note, within two business days of the Maker’s receipt of such funds. An “equity financing” shall be any capital infusion represented on the financial statements of the Maker as equity. In the event such equity financing is provided by the Payee, pursuant to the terms of that certain Securities Purchase Agreement, dated as June 26, 2022, or otherwise (an “Additional Investment”), Payee shall agree to accept 50% less warrant coverage in connection with such Additional Investment, up to $3,300,000 of such Additional Investment.

(d) Interest shall accrue on this Note at the simple rate of 8% per annum, based upon a 360 day year, and shall be payable as set forth in this Section 1.

2.        Unsecured Obligation. This Note is an unsecured obligation of the Company provided however the Company shall not incur any other indebtedness which is senior in preference to the Note.

3. Events of Default.

(a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal or interest of this Note, as and when the same shall become due and payable;

(ii) Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within five calendar days after the date on which notice of such failure or breach shall have been delivered;

(iii) Maker or any of its subsidiaries shall fail to observe or perform any of their respective obligations owed to Payee or any other covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or in any other agreement executed in connection herewith;

(iv) Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing;

(v) Maker or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi) Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. "Change of Control Transaction" means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 33% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker, consolidation or sale of 33%% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii); or

(vii) There is a change in the majority of the Company’s C-Suite executives who are serving in such roles as of the date of this Note, specifically, Nicole Fernandez-McGovern, Barrett Mooney & Michael O’Sullivan.

4.        Remedies.

Upon the occurrence of any Event of Default, the Payee may, without notice or demand to the Maker, exercise any or all of the following remedies:

(a) Declare the full principal amount of this Note, together with all accrued interest thereon, at the Payee's election, to be immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon; or

(b) Proceed to enforce such other and additional rights and remedies the Payee may have hereunder or as may be provided by applicable law.

5.        No Waiver of Payee's Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6.        Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7.        Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law. To the extent that the Payee receives any payment on of any amounts owing under this Note, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Maker’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Payee and applied on account of the Maker’s obligations under this Note.

8.        Use of Proceeds. Maker shall use the proceeds from this Note hereunder for working capital purposes and not for the satisfaction of any portion of Maker's or Subsidiary's debt (other than payment of trade payables in the ordinary course of Maker's business and prior practices), to redeem any of Maker's equity or equity-equivalent securities or to settle any outstanding litigation.

9.        Collection Expenses. Maker shall reimburse Payee for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Payee in the collection of the indebtedness evidenced by this Note, in enforcing any of the rights, powers, remedies and privileges of the Payee hereunder, or in connection with any further negotiations, modifications, releases, or otherwise incurred by the Payee in connection with this Note.  As used in this Note, the term “attorneys’ fees” shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Payee in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter.

10.        Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

11.        Successors and Assigns. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns, provided, however, that the Maker shall not assign any of its rights or obligations hereunder without the prior written consent of the Payee. Assignment of all or any portion of this Note in violation of this Section 11 shall be null and void.. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Note.

12.        Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

13.        Due Authorization. This Note has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Maker, or the validity or enforceability of this Note other than such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Maker or any mortgage, indenture, contract or other agreement to which the Maker is a party or by which the Maker or any property or assets of the Maker may be bound.

14.       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Note and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the terms hereof or any amendments hereto.

15.        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each of Maker and Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of Las Vegas, Clark County (the "Nevada Courts"). Each of Maker and Payee hereby irrevocably submit to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Maker and Payee hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

16. Notice. Any and all notices or other communications or deliveries to be provided by the Payee hereunder, shall be in writing and delivered personally, sent by email, a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Maker, at its address above, or such other address or as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by email , sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Payee at the address of such Payee appearing on the books of the Maker, or if no such address appears, at the principal place of business of the Payee. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by email that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

AGEAGLE AERIAL SYSTEMS, inc.

By: ___/s/ Barrett Mooney__________________

Name: Barrett Mooney

Title: CEO